Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEIRTON STEEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                                06-1075442
(State or other jurisdiction                      (I.R.S. Employer
Identification No.)
of incorporation or organization)


400 Three Springs Drive. Weirton, West Virginia
          26062-4989
(Address of Principal Executive Offices)                         (Zip Code)

WEIRTON STEEL CORPORATION 1987 STOCK OPTION PLAN
WEIRTON STEEL CORPORATION 1994 EMPLOYEE STOCK PURCHASE PLAN
WEIRTON STEEL CORPORATION 1998 STOCK OPTION PLAN
WEIRTON STEEL CORPORATION AMENDED PERFORMANCE INCENTIVE PLAN
WEIRTON STEEL CORPORATION DEFERRED COMPENSATION PLAN FOR DIRECTORS AND STOCK COMPENSATION POLICY FOR DIRECTORS
(Full titles of the plans)

William R. Kiefer, Esq.
Vice President-Law and Secretary
Weirton Steel Corporation
400 Three Springs Drive
Weirton. West Virginia 26062-4989
(Name and address of agent for service)

(304) 797-2000
(Telephone number, including area code, of agent for service)


With a copy to:

James A. Testa, Esq
26 Primrose Circle
Princeton, NJ 08540

Calculation of Registration Fee


Title of
securities to
be registered



Common Stock,
$ .01 par
value
per share
Amount to be
registered




8,683,080(2)
Proposed
maximum
offering
price per
share(1)


$2.00-$6.00


Proposed
maximum
aggregate
offering
price (1)

$18,110,000.00

Amount of
registration
fee(3)




$6,244.83








(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), using the following components: (i) with respect to outstanding options already granted under the Registrant's 1987 and 1998 Stock Option Plans, the prices at which the options may be exercised; and (ii) with respect to the remaining shares for which options may be granted under such plans and all other shares being registered (excluding those shares for which fees already have been paid as explained in Note 2), the average of the high and low sales prices of the Registrant's Common Stock, par value $.01 per share, as reported on the New York Stock Exchange on August 10, 1999.

(2) Includes an aggregate of 8,683,080 shares, 3,987,511 of which relate to the Registrant's 1994 Employee Stock Purchase Plan and 195,569 of which relate to the Registrant's Deferred Compensation Plan for Directors for which registration fees were previously paid in connection with the Registrant's Registration Statement on Form S-8 (File No. 33-56251). Pursuant to Rule 429 under the Securities Act, the prospectus under this Registration Statement relating to the Registrant's 1994 Employee Stock Purchase Plan also relates to said earlier Registration Statement.

(3) Calculation of fee:       # Shares  Exercise Price Max. Aggreg.
                                                  Offering Price

1987 Option Plan              750,000   $6.00               $ 4,500,000.00
1998 Option Plan              3,250,000 $3.88               $12,610,000.00
All other Plans               500,000   $2.00               $ 1,000,000.00
                                                           -------------
                                                            $18,110,000.00
               Fees = 1/29 of 1% of $18,110,000.00 = $6,244.83

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Explanatory Note:

     This Registration Statement also serves as Post-Effective Amendment No.
1 to Registration Statement on Form S-8 filed by Weirton Steel Corporation (the "Company") on November 1, 1994 (File No. 33-56251) (the "1994 Filing"). The 1994 Filing contained a "re-offer" prospectus covering the proposed sale by certain named directors of a total of 97,074 shares of the Company's Common Stock distributed to them under the Company's Deferred Compensation Plan for Directors and, since the time of the 1994 Filing, an additional 7,357 shares of Common Stock have been distributed under that plan. The 1994 Filing also included 5,000,000 shares of Common Stock being offered under the Company's 1994 Employee Stock Purchase Plan, of which a total of 1,012,489 had been sold through plan year 1998. Pursuant to an undertaking in the 1994 Filing, the Company hereby de-registers such agggregate of 1,116,920 shares of Common Stock from the 5,300,000 shares originally covered by the 1994 Filing.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed with the Commission by Weirton the Company are incorporated herein by reference:

(a)       The Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 1998.

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

(c) The description of the Company's Common Stock, par value $ .01 per share, contained in the Company's Registration Statement on Form 8-A filed on May 4, 1989 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

     All reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law expressly permits indemnification of officers and directors of Delaware corporations against claims, judgments and expenses arising in connection with legal or administrative proceedings or otherwise, including amounts paid in settlement of a claim or litigation, if the officer or director acted in good faith and in a manner he believed to be in, or not opposed to, the best interest of the corporation.

     Article IX of the Company's By-laws provides for indemnification of the company's directors, officers, employees and agents, including former directors, officers, employees and agents, to the fullest extent permitted under Delaware law.

     Article Twelfth of the Company's Restated Certificate of Incorporation provides, in part, as follows:

     TWELFTH: No director of the Corporation shall be personally liable to the Corporation or to any stockholder for monetary damages for a breach of fiduciary duty as a director, except liability (i) for any breach of a director's duty of loyalty to the Corporation or to its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful purchases by the Corporation of its capital stock pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director receives an improper personal benefit, except to the extent any such liability is subsequently authorized by the law of Delaware to be reduced or eliminated. No amendment to or repeal of any of the provisions of this Article TWELFTH shall eliminate or reduce the effect of this Article TWELFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TWELFTH would accrue or arise, prior to such amendment or repeal of any inconsistent provisions.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     In so far as the 210,591 shares of Common Stock acquired by the trust under the Company's Deferred Compensation Plan prior to the filing of the Registration Statement may be deemed to have been the subject of a "sale" to participants in that plan, all of whom are directors of the Company, the Company believes that an exemption from such "sale" would be available under
Section 4(2) of the Securities Act. However, the Company, through the filing of this Registration Statement, intends to register the sale of all shares being offered under such plan.

Item 8.  EXHIBITS

     The following Exhibits are being filed as part of this Registration
Statement:

Exhibit No.              Description Of Exhibits

4.             Specimen Common Stock certificate of the Company
               (incorporated by reference to exhibit 4.1 to the Company's Registration Statement on Form S-1 filed May 3, 1989, Commission File No. 33-28515).

5.1            Opinion of counsel to the Company (filed herewith).

23.1           Consent of Arthur Andersen LLP (filed herewith).

23.2 Consent of counsel (contained in the opinion filed as exhibit 5.1).

24.1 Powers of Attorney (contained on the signature page to this Registration Statement).


Item 9.  UNDERTAKINGS

1.   The Company hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weirton, State of West Virginia, on August 11, 1999.



                              WEIRTON STEEL CORPORATION
                                        (Registrant)

                                   By:/s/ Richard K. Riederer
                                        Richard K. Riederer
                                   President and Chief Executive
Officer

                       Power of Attorney

     Each person whose signature appears below hereby constitutes and appoints Richard K. Riederer and William R. Kiefer, and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority in the premises to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendment or supplement hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Capacity                 Date


/s/ Richard K. Riederer    President and Chief     August 11,1999
Richard K. Riederer           Executive Officer;
                         Director


/s/Richard R. Burt
Richard R. Burt
                         Chairman of the Board;
                         Director                  August 11,1999

_________________
   Michael Bozic
Director

/s/Craig T. Costello
Craig T. Costello
                          Director                August 11,1999


/s/Robert J. D'Anniballe
Robert J. D'Anniballe
                          Director                August 11,1999


/s/Earl E. Davis
Earl E. Davis
                          Director               August 11,1999


/s/George E. Doty, Jr.
George E. Doty, Jr.
                          Director              August 11,1999


_________________
Mark G. Glyptis
Director

/s/Ralph E. Reins
Ralph E. Reins
                         Director             August 11,1999


/s/Robert S. Reitman
Robert S. Reitman
                         Director            August 11,1999



/s/Richard F. Schubert
Richard F. Schubert
                         Director            August 11,1999


/s/Thomas R. Sturges
Thomas R. Sturges
                        Director            August 11,1999


/s/Ronald C. Whitaker
Ronald C. Whitaker
                       Director            August 11,1999


_________________
D. Leonard Wise
Director


/s/Mark E. Kaplan
Mark E. Kaplan
               Vice President--InformationTechnology
               and Controller(Principal Accounting
               Officer)                 August 11,1999


INDEX TO EXHIBITS

Exhibit No.                   Description Of Exhibits

4.             Specimen Common Stock certificate of the Company
               (incorporated by reference to exhibit 4.1 to the Company's Registration Statement on Form S-1 filed May 3, 1989, Commission File No. 33-28515).

5.1            Opinion of counsel to the Company (filed herewith).

23.1           Consent of Arthur Andersen LLP (filed herewith).

23.2 Consent of counsel (contained in the opinion filed as exhibit 5.1).

24.1           Powers of Attorney (contained on the signature page to this

                            Registration Statement).
Exhibit 5.1


                                        August 11, 1999
Weirton Steel Corporation
400 Three Springs Drive
Weirton, West Virginia 26062

Ladies and Gentlemen:

     I have acted as counsel to Weirton Steel Corporation, a Delaware corporation (the "Company"), in the matter of the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed with the Securities and Exchange Commission providing for the registration under the Securities Act of 1933, as amended, of an aggregate of 8,683,080 shares of Common Stock, par value $ .01 per share (the "Common Stock"), to be issued in connection with the: (i) deferral by directors of retainer fees under the Weirton Steel Corporation Deferred Compensation Plan for Directors;
 (ii) non-deferred payment by the Company of retainer fees to directors in the form of Common Stock; (iii) exercise of options for Common Stock granted and to be granted under the Weirton Steel Corporation 1987 Stock Option Plan; (iv) exercise of options for Common Stock granted and to be granted under the Weirton Steel Corporation 1998 Stock Option Plan; (v) exercise of options to purchase Common Stock under the Weirton Steel Corporation 1994 Employee Stock Purchase Plan; and (vi) settlement in Comon Stock of awards under the Weirton Steel Corporation Amended Performance Incentive Plan. The shares of Common Stock issuable in connection with items (i) - (vi) are hereinafter referrred to as the "Shares," and the plans, policies and other arrangements referred to under said items (i) - (vi) are hereinafter referred to as the "Plans."

     In so acting, I have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to my satisfaction) of such documents, certificates and records of the Company pertaining to the Plans and of public officials as I deemed necessary and relevant for the purpose of expressing the opinions hereinafter set forth.

     Based on the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance on behalf of the Company and, upon delivery thereof and receipt of consideration therefor as provided in the Plans, will be duly and validly issued and will be fully paid, and nonassessable.

     I consent to being named in the Registration Statement (including any related prospectuses) as counsel who is passing upon the legality of the Shares and to the incorporation by reference in the Registration Statement of any reference to me as such. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/James A. Testa
                                        James A. Testa

Exhibit 23.1



           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1999 included (or incorporated by reference) in Weirton Steel Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in the Registration Statement.



/s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania
August 11, 1999